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                                                                  EXHIBIT 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Anthem, Inc. of our report dated January 27, 2004 relating to WellPoint Health Networks Inc.'s consolidated financial statements, which appears in WellPoint Health Networks Inc.'s Annual Report on Form 10-K for the year ended December 31, 2003. We also consent to the references to us under the headings "Experts" and "Selected Consolidated Historical Financial Data of WellPoint" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP



Los Angeles, California
May 11, 2004